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Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated November 13, 2006
Relating to Preliminary Prospectus dated November 13, 2006
Registration No. 333-135782

HERTZ GLOBAL HOLDINGS, INC.

FREE WRITING PROSPECTUS

        This Free Writing Prospectus is being filed solely to advise you of the availability of a revised preliminary prospectus, dated November 13, 2006 (the "Updated Preliminary Prospectus") and to provide you with a hyperlink to the current version of the Registration Statement on Form S-1 (File No. 333-135782), which includes the Updated Preliminary Prospectus.

        The Updated Preliminary Prospectus updates, among other things, our financial results for the nine months ended September 30, 2006. The Updated Preliminary Prospectus forms a part of our Registration Statement on Form S-1 (Registration No. 333-135782) to which this Free Writing Prospectus relates.

        You should read carefully the Updated Preliminary Prospectus before deciding to invest in our common stock.

        To review a filed copy of our current registration statement and the Updated Preliminary Prospectus, click the following link on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

        http://www.sec.gov/Archives/edgar/data/1364479/000091205706000314/a2172723zs-1a.htm

        Our Central Index Key, or CIK, on the SEC Web site is 0001364479.

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        THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV OR BY CLICKING ON THE LINK ABOVE. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND TO YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING GOLDMAN, SACHS & CO. TOLL-FREE 1-866-471-2526, LEHMAN BROTHERS TOLL FREE 1-888-603-5847 or MERRILL LYNCH & CO. TOLL FREE 1-866-500-5408.

        ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW OR ELSEWHERE WITHIN THIS EMAIL ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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HERTZ GLOBAL HOLDINGS, INC.
FREE WRITING PROSPECTUS